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                                                                     EXHIBIT 1.1

                        [FORM OF UNDERWRITING AGREEMENT]



                                                            _____________ , ____


                       Fleet Credit Card Master Trust II
           $____________ Class __ [__%] [Floating Rate] Asset Backed
                          Certificates, Series ____-_


                     FLEET BANK (RI), NATIONAL ASSOCIATION
                            (AS SELLER AND SERVICER)





                        CLASS __ UNDERWRITING AGREEMENT

  as Representative of the
  Underwriter[s] set forth herein

c/o



Ladies and Gentlemen:

         1. Introductory. Fleet Bank (RI), National Association, a national banking association (the "Bank") proposes to cause $____________aggregate principal amount of Fleet Credit Card Master Trust II Class A [__%] [Floating Rate] Asset Backed Certificates, Series ____-_ the "Class A Certificates") and $____________ aggregate principal amount of Fleet Credit Card Master Trust II Class B [__%] [Floating Rate] Asset Backed Certificates, Series 1____-_ (the "Class B Certificates,"and together with the Class A Certificates, the "Certificates") to be issued under an Amended and Restated Pooling and Servicing Agreement, between Bankers Trust Company, as Trustee (the "Trustee") and the Bank (as Seller and Servicer and successor to Advanta National Bank as provided in an Assignment and Assumption Agreement dated as of February 20, 1998 (the "Assumption Agreement") among Advanta National Bank, the Bank, Fleet Credit and LLC and the Trustee), dated as of December 1, 1993 (as amended and restated as of May 23, 1994, as amended by Amendment Number 1 to the Amended and Restated Pooling and Servicing Agreement dated as of July 1, 1994, Amendment Number 2 to the Amended and Restated Pooling and Servicing Agreement dated as of October 6, 1995 and Amendment Number 3 to the Pooling and Servicing Agreement dated as of February 20, 1998), as supplemented by the Series ____-__ Supplement with respect to the Certificates, to be dated as of ___________ ___ (the "Series Supplement"). The Amended and Restated Pooling and Servicing Agreement, as amended, together with the Assumption Agreement and the Series
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Supplement is herein referred to as the "Pooling and Servicing Agreement"
(references herein to the Pooling and Servicing Agreement may, as the context requires, include all supplements, including the Series Supplement, to the Pooling and Servicing Agreement).

                 The Class __ Certificates are being sold concurrently herewith pursuant to an underwriting agreement dated the date hereof (the "Class _ Underwriting Agreement"), among the Bank and the underwriter[s] named therein (the "Class _ Underwriter[s]"). In addition, the Bank, the Trustee, the CIA Lenders parties thereto, _________________ and _______________, as Cash
Collateral Depositor, will enter into a Loan Agreement, to be dated as of ____________ , ____ (the "Loan Agreement"), pursuant to which the CIA Lenders (as such term is defined in the Loan Agreement) will purchase the Collateral Interest relating to the Certificates and the Cash Collateral Depositor will make the initial deposit into the Cash Collateral Account. The assets of the Trust will include, among other things, certain amounts due (the "Receivables") on a pool of VISA and MasterCard credit card accounts of the Bank (the "Accounts"), the benefit of funds on deposit in the Cash Collateral Account and recoveries on Defaulted Receivables. To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                 The Bank hereby agrees with _________________, _____________,
______________ (the "Underwriter[s]") as follows:

         2. Representations and Warranties of the Bank. The Bank represents and warrants to, and agrees with, the Underwriter[s] that:

                 (a) The Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States, and has all requisite corporate power, authority and legal right to own its property and conduct its credit card business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, the Class _ Underwriting Agreement, the Certificates and each of the Pooling and Servicing Agreement and the Loan Agreement (the Pooling and Servicing Agreement and the Loan Agreement, together, the "Transaction Documents").

                 (b) The execution and delivery of this Agreement, the Class _ Underwriting Agreement, the Certificates, the Series Supplement, the Loan Agreement and the Assumption Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by the Bank by all necessary action on the part of the Bank.

                 (c) This Agreement and the Class _ Underwriting Agreement have been duly authorized and validly executed and delivered by the Bank.

                 (d) Each of the Series Supplement and the Loan Agreement will be executed and delivered by the Bank on or before the Closing Date, and when executed and delivered by the other parties thereto, each will constitute a valid and binding agreement of the Bank,





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enforceable against the Bank in accordance with its terms, and the Pooling and
Servicing Agreement as previously executed and delivered by predecessors of the Bank and the Assumption Agreement, previously executed by the Bank each constitute a valid and binding agreement of the Bank, enforceable against the Bank each in accordance with its terms, except, in each case, to the extent that (i) the enforceability thereof may be subject to insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors' or other obligees' rights generally or the rights of creditors or other obligees insured by the FDIC, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Pooling and Servicing Agreement may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Pooling and Servicing Agreement invalid and, notwithstanding that such provisions may be unenforceable in whole or in part, the Trustee, on behalf of the Holders of the Certificates, will be able to enforce the remedies of a secured party under the UCC.

                 (e) The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement and, when executed by the Bank and authenticated by the Trustee in accordance with the Pooling and Servicing Agreement and delivered pursuant to this Agreement and the Class _ Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. The Certificates will be in all material respects in the form contemplated by the Pooling and Servicing Agreement and will conform to the description thereof contained in the Prospectus and Registration Statement, as amended or supplemented.

                 (f) The Bank is not in violation of any Requirement of Law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on the Bank or the Trust.

                 (g) Neither the issuance and sale of the Certificates, nor the execution and delivery by the Bank of this Agreement, the Class _ Underwriting Agreement, the Certificates or the Transaction Documents, nor the incurrence by the Bank of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any Requirement of Law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, deed, lease, mortgage or instrument to which it is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any Lien upon any of its property or assets, except for those encumbrances created under the Pooling and Servicing Agreement.





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                 (h)      All consents, approvals, authorizations, orders,
filings, registrations or qualifications of or with any court or any other governmental agency, board, commission, authority, official or body required in connection with the execution and delivery by the Bank of this Agreement, the Class _ Underwriting Agreement, the Certificates or the Transaction Documents, or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof have been or will have been obtained on or before the Closing Date.

                 (i) All actions required to be taken by the Bank as a condition to the offer and sale of the Certificates as described herein or in the Class _ Underwriting Agreement or the consummation of any of the transactions described in the Prospectus and Registration Statement have been or, prior to the Closing Date, will be taken.

                 (j) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939.

                 (k) The representations and warranties made by the Bank in the Pooling and Servicing Agreement and made in any Officer's Certificate of the Bank delivered pursuant to the Pooling and Servicing Agreement will be true and correct at the time made and on and as of the Closing Date as if set forth herein.

                 (l) The Receivables (including Receivables in Additional Accounts the Receivables of which will not be conveyed to the Trust until the Closing Date) had an aggregate outstanding balance determined as of ______________ in the amount set forth in the Prospectus.

                 (m) The Bank agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables, except as provided in the Pooling and Servicing Agreement, and agrees to take all action required by the Pooling and Servicing Agreement in order to maintain the security interest in the Receivables granted pursuant to the Pooling and Servicing Agreement.

                 (n) A registration statement on Form S-3 (No. __-_____), including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with, and has been declared effective by, the Securities and Exchange Commission (the "Commission"). If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, is hereinafter referred to as the "Registration Statement." The Bank proposes to file with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act a supplement (the "Prospectus Supplement") to the





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prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the "Base Prospectus") relating to the Certificates and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to as the "Prospectus".

                 (o) On the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all respects with the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from either of such documents based upon written information furnished to the Bank by the Underwriter[s] specifically for use therein.

                 (p) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank or its subsidiaries, taken as a whole, from ______________.

         3.      Purchase, Sale, Payment and Delivery of the Certificates.

                 (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Bank agrees to sell to the Underwriter[s], and the Underwriter[s] agree to purchase from the Bank, at a purchase price of ______ of the principal amount thereof, ________ aggregate principal amount of the Class _ Certificates, each Underwriter to purchase the amounts shown on Schedule A hereto.

                 (b) The Bank will deliver the Class _ Certificates to you against payment of the purchase price in immediately available funds, drawn to the order of the Bank, at the office of _______________, in _______________ at 10:00 A.M., New York City time, on ____________ , ____, or at such other time not later than seven full business days thereafter as you and the Bank determine, such time being herein referred to as the "Closing Date." Each of the Class _ Certificates so to be delivered shall be represented by one or more definitive certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company. The Bank shall make such definitive certificates representing the Class _ Certificates available for inspection by the Underwriter[s] at the office at which the Class _ Certificates are to be delivered no later than five hours before the close of business in New York City on the business day prior to the Closing Date.





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         4.      Offering by Underwriter[s].  It is understood that after the
Effective Date, the Underwriter[s] propose to offer the Class _ Certificates for sale to the public (which may include selected dealers) as set forth in the Prospectus.

         5. Certain Agreements of the Bank. The Bank agrees with the Underwriter[s] that:

                 (a) Immediately following the execution of this Agreement, the Bank will prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Certificates are to be purchased by the Underwriter[s] and the Class _ Underwriter[s], the initial public offering price, the selling concessions and allowances, and such other information as the Bank deems appropriate. The Bank will transmit the Prospectus, including such Prospectus Supplement, to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b). The Bank will not file any amendment of the Registration Statement with respect to the Class _ Certificates or supplement to the Prospectus unless a copy has been furnished to you for your review a reasonable time prior to the proposed filing thereof or to which you shall reasonably object to in writing. The Bank will advise you promptly of (i) the effectiveness of any amendment or supplementation of the Registration Statement or Prospectus, (ii) any request by the Commission for any amendment or supplementation of the Registration Statement or the Prospectus or for any additional information, (iii) the receipt by the Bank of any notification with respect to the suspension of qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and (iv) the institution by the Commission of any stop order proceeding in respect of the Registration Statement, and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                 (b) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Bank promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Underwriter['s] delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                 (c) As soon as practicable, the Bank will cause the Trust to make generally available to the Certificateholders an earnings statement or statements of the Trust covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

                 (d) The Bank will furnish to you copies of the Registration Statement (one of which will be signed and will include all exhibits), the Prospectus and all amendments and





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supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

                 (e) The Bank will endeavor to qualify the Class _ Certificates for sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and the determination of the eligibility for investment of the Class _ Certificates under the laws of such jurisdictions as you may designate and will continue such qualifications in effect so long as required for the distribution of the Class _ Certificates; provided, however, that the Bank shall not be obligated to qualify to do business in any jurisdiction where such qualification would subject the Bank, as the case may be, to general or unlimited service of process in any jurisdiction where it is not now so subject.

                 (f) For a period from the date of this Agreement until the retirement of the Class _ Certificates, the Bank, as Servicer, will furnish to you copies of each certificate and the annual statements of compliance delivered to the Trustee pursuant to Article III of the Pooling and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to Article III of the Pooling and Servicing Agreement, by first class mail as soon as practicable after such certificates, statements and reports are furnished to the Trustee.

                 (g) So long as any Class _ Certificate is outstanding, the Bank will furnish to you, by first-class mail as soon as practicable (i) all documents concerning the Certificates distributed by the Bank to Certificateholders, or filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) any order of the Commission under the Act or the Exchange Act applicable to the Trust or to the Bank as originators of the Trust, or pursuant to a "no-action" letter obtained from the staff of the Commission by the Bank and affecting the Trust or the Bank as originators of the Trust and (iii) from time to time, such other information concerning the Trust as you may reasonably request.

                 (h) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated for any reason, except a default by you hereunder, the Bank will pay [description of expenses to be paid by Bank.]

                 (i) To the extent, if any, that any of the ratings provided with respect to the Certificates by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services are conditional upon the furnishing of documents or the taking of any other actions by the Bank, the Bank shall furnish such documents and take any such other actions.

         6. Conditions of the Obligations of the Underwriter[s]. The obligation of the Underwriter[s] to purchase and pay for the Class _ Certificates will be subject to the accuracy of the representations and warranties on the part of the Bank herein, to the accuracy of the statements of officers of the Bank made pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder and to the following additional conditions precedent:





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                 (a)      On or prior to the date of this Agreement, you shall
have received a letter, dated the date of this Agreement, of ________________, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, substantially in the form heretofore agreed to and otherwise in form and in substance satisfactory to you and your counsel.

                 (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Bank or you, shall be contemplated by the Commission.

                 (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Bank which, in your judgment, materially impairs the investment quality of the Certificates; (ii) any downgrading in the rating of any debt securities of the Bank or Fleet Financial Group, Inc. ("Fleet Financial") by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Bank or Fleet Financial on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, Rhode Island or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Class _ Certificates.

                 (d) You shall have received an opinion, dated the Closing Date, of __________ _________ General Counsel for the Bank, to the effect that:

                          (i) The Bank (x) has been duly chartered and is validly existing as a national banking association under the laws of the United States, with power and authority to own its properties and conduct its business as described in the Prospectus; (y) is neither required to qualify, nor to register as a foreign corporation, in any state in order to conduct its credit card business, except where the failure to so qualify or register would not have a material adverse effect upon the Certificateholders; and (z) has the power, authority and legal right to acquire, own and service the Accounts and the Receivables;

                          (ii) The Bank has the power and authority to execute and deliver this Agreement, the Class _ Underwriting Agreement, the Series Supplement, the Loan Agreement and the Certificates and to consummate the transactions contemplated herein





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         and therein and the Bank, at the time of the Assignment Agreement, had and at all times since has had and does now have the power and authority to execute and deliver the Assignment Agreement and to consummate the transactions contemplated by the Assignment Agreement and the Pooling and Servicing Agreement.

                          (iii) Each of the Class _ Underwriting Agreement, the Series Supplement, the Loan Agreement and the Certificates has been duly authorized, executed and delivered by the Bank;

                          (iv) This Assignment Agreement has been duly authorized, executed and delivered by the Bank;

                          (v) This Agreement has been duly authorized, executed and delivered by the Bank;

                          (vi) The Registration Statement has become effective under the Act and to the best of such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Act; the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial and statistical information contained therein) on their respective effective dates or dates of issuance appear on their face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of such respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented as of the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel may express no opinion as to (y) any financial statements, schedules or other financial data included in the Registration Statement, the Prospectus, or any such amendment or supplement, or (z) the exhibits to the Registration Statement); and the summaries in the Registration Statement and Prospectus of statutes, legal proceedings, contracts and other documents are accurate and fairly present the information required to be shown;





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                          (vii)      No consent, approval, authorization or
         order of, or filing of UCC financing statements with any court or governmental agency or body having jurisdiction over the Bank is required for the consummation of the transactions contemplated by this Agreement, the Class _ Underwriting Agreement, the Pooling and Servicing Agreement or the Loan Agreement, except for (x) filing of UCC financing statements with respect to the transactions contemplated in the Pooling and Servicing Agreement; (y) such consents, approvals, authorizations, orders or filings as have been obtained under the Act; and (z) such consents, approvals, authorizations, orders or filings as may be required under blue sky laws of any jurisdiction;

                          (viii) The execution, delivery and performance by the Bank of this Agreement, the Class _ Underwriting Agreement, the Pooling and Servicing Agreement and the Loan Agreement, the transfer of the Receivables to the Trust, the issuance and sale of the Certificates and the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement or the Loan Agreement will not conflict with, result in a breach of or a violation of any of the terms of, or constitute a default under, (x) the Articles of Association or By-Laws of the Bank or (y) any rule, order, statute or regulation known to such counsel to be currently applicable to the Bank, or (z) any agreement or other instrument, known to such counsel, to which the Bank is a party or by which it is bound; and

                          (ix) To such counsel's knowledge, there are no actions, proceedings or investigations pending before any court, administrative agency or other tribunal (w) asserting the invalidity of this Agreement, the Class _ Underwriting Agreement, the Pooling and Servicing Agreement, the Loan Agreement or the Certificates, (x) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Class _ Underwriting Agreement, the Pooling and Servicing Agreement or the Loan Agreement, (y) which might materially and adversely affect the performance by the Bank of its obligations under, or the validity or enforceability of, this Agreement, the Class _ Underwriting Agreement, the Pooling and Servicing Agreement, the Loan Agreement or the Certificates or (z) seeking adversely to affect the federal income tax attributes of the Certificates as described in the Prospectus under the headings "Summary of Terms -- Tax Status" and "Federal Income Tax Consequences."

                 (e) You shall have received a letter of Edwards & Angell, counsel for the Bank, to the effect that you may rely on those provisions of their opinions to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services with respect to certain matters relating to the transfer of the Receivables to the Trust, with respect to the perfection of the Trust's interest in the Receivables and with respect to other related matters.

                 (f) You shall have received an opinion dated the closing date, of Orrick, Herrington & Sutcliffe LLP, special counsel to the Bank, to the effect that





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
                          (i) The Pooling and Servicing Agreement, including the allocation of Collections provisions thereof, constitutes the legal, valid and binding obligation of the Bank under the laws of the State of New York, enforceable against the Bank in accordance with its terms.

                          (ii) Each of this Agreement and the Class _ Underwriting Agreement constitutes the legal, valid and binding obligation of the Bank under the laws of the State of New York, enforceable against the Bank in accordance with its terms.

                          (iii) The Loan Agreement constitutes the legal, valid and binding obligation of the Bank under the laws of the State of New York, enforceable against the Bank in accordance with its terms.

                          (iv)   The Certificates, when executed and
         authenticated in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriter[s] in accordance with this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

                          (v) The statements in the Base Prospectus under the headings "Certain Legal Aspects of the Receivables," "ERISA Considerations" and "Federal Income Tax Consequences" and the summaries thereof under the headings "Summary of Terms -- Tax Status" and "--ERISA Considerations" in the Base Prospectus and "Summary of Terms -- Tax Status" and "--ERISA Considerations" and "Federal Income Tax Consequences" in the Prospectus Supplement, to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

                          (vi) This Agreement, the Pooling and Servicing Agreement and the Certificates conform in all material respects to the descriptions thereof contained in the Prospectus.

                          (vii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not now, and immediately following the sale of the Certificates pursuant to this Agreement will not be, required to be registered under the Investment Company Act of 1940, as amended.

                          (viii) For federal income tax purposes the Certificates will properly be characterized as indebtedness and for purposes of Section 6.03(b)(vi) of the Pooling and Servicing Agreement
         (a) the issuance of the Certificates will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) following the issuance of the Certificates, the Trust will not be an association (or publicly traded partnership) taxable as a corporation and (c) the issuance of the Certificates will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder or the Trust. Although the foregoing represents our views regarding the characteristics of the

         Trust and the Certificates for federal income tax purposes, we call your attention to the discussion of alternative characterizations and risks discussed in the Base Prospectus under the heading "Federal Income Tax Consequences."

                 (h) You shall have received from ___________________, special counsel for the Underwriter[s], such opinion or opinions, dated the Closing Date, with respect to such matters relating to this transaction as you may require, and the Bank shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (i) You shall have received a certificate from the Bank, dated the Closing Date, of two Vice Presidents or more senior officers of the Bank in which such officers, to the best of their knowledge after reasonable investigation, shall state that (u) the representations and warranties of the Bank in this Agreement are true and correct in all material respects on and as of the Closing Date, (v) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (w) the representations and warranties of the Bank, as a Seller and as Servicer, are true and correct as of the dates specified in the Pooling and Servicing Agreement, (x) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (y) nothing has come to such officers' attention that would lead such officers to believe that the Registration Statement or the Prospectus, and any amendment or supplement thereto, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of the Bank's credit card business except as set forth in or contemplated by the Prospectus or as described in such certificate.

                 (j) You shall have received an opinion of White & Case, counsel to the Trustee, addressed to you, dated the Closing Date, satisfactory in form and substance to you and your counsel and substantially to the effect that:

                          (i) The Trustee has been duly incorporated and is validly existing as a banking corporation under the laws of the State of New York and has the power and authority to enter into and to perform all actions required of it under the Pooling and Servicing Agreement and the Loan Agreement;

                          (ii)       Each of the Pooling and Servicing
         Agreement and the Loan Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by (y) bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium or similar occurrence affecting the Trustee, and (z) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                          (iii) The Certificates have been duly authenticated and delivered by the Trustee;

                          (iv) The execution and delivery of the Pooling and Servicing Agreement and the Loan Agreement by the Trustee and the performance by the Trustee of their terms does not conflict with or result in a violation of (y) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Trustee, or (z) the Certificate of Incorporation or By-Laws of the Trustee; and

                          (v) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling and Servicing Agreement and the Loan Agreement or the performance by the Trustee thereunder.

                 (k) You shall have received an opinion of counsel to each CIA Lender, addressed to you, dated the Closing Date, satisfactory to you and your counsel and substantially to the effect that:

                          (i) The CIA Lender is validly existing as a ______________ under the laws of the _______________ and is duly licensed to ___________________________.

                          (ii) The Loan Agreement has been duly authorized by all necessary corporate action on the part of the CIA Lender.

                          (iii) The Loan Agreement has been duly executed and delivered by the CIA Lender and, assuming due authorization, execution and delivery of the Loan Agreement by the other parties thereto, constitutes the legal, valid and binding obligation of the CIA Lender enforceable against the CIA Lender in accordance with its terms under the laws of the State of New York, except as such enforceability may be limited by (w) bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium or other similar laws affecting the enforcement of creditor's rights and remedies in general, as such laws would apply in the event of the bankruptcy, insolvency, reorganization or liquidation of, or other similar occurrence with respect to, the CIA Lender, or in the event of any moratorium or similar occurrence affecting the CIA Lender, (x) the principles of law or equity relating to fraud, (y) general principles of equity, including, but not limited to, the availability of certain equitable remedies and (z) the refusal of a court to enforce a covenant to indemnify on grounds that such covenant is contrary to public policy.

                          (iv) The ____________________ of the CIA Lender is
         duly licensed to do business in the State of __________ and is subject to regulation by the United States and the State of ______________. The CIA Lender is subject to service of process in the State of New York.

                          (v) No consent, license (other than the license referred to in paragraph (iv)), or approval of any governmental authority, agency or instrumentality of the United States or the State of New York is required in connection with the validity of, or the execution, delivery, performance or enforceability of, the Loan Agreement.

                 [(l)     You shall have received an opinion of foreign counsel
to each CIA Lender addressed to you, dated the Closing Date, satisfactory to you and your counsel and substantially to the effect that:

                          (i) The CIA Lender is a banking corporation duly organized and validly existing under the laws of the relevant foreign jurisdiction. The CIA Lender has the corporate power and authority to execute, deliver and perform, through its _______________ Branch, its obligations under the Loan Agreement.

                          (ii) The Loan Agreement has been duly authorized by the CIA Lender and, when duly executed and delivered by an authorized officer of the CIA Lender, will constitute the legal, valid and binding obligation of the CIA Lender enforceable against the CIA Lender in accordance with its terms, except as limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights and remedies as the same may be applied in the event of the bankruptcy, insolvency, liquidation, reorganization or similar situation of the CIA Lender or a moratorium applicable to the CIA Lender. The obligations of the CIA Lender under the Loan Agreement will rank equally with general deposits and all other unsecured indebtedness of the CIA Lender whether now or hereafter outstanding which are not contractually subordinated to the payment of such obligations.

                          (iii) Any final money judgment for a fixed and definite sum by a competent New York Court or United States Court sitting in New York obtained against the CIA Lender and based upon the Loan Agreement should, upon request, be declared valid and enforceable by the competent courts of the relevant foreign jurisdiction, if such judgment is not subject to appeal and is enforceable according to the laws of New York; provided, however, that such judgment will not be enforced if its contents are in violation of fundamental principles of the relevant foreign jurisdiction's legal system or if it has been rendered in violation of such principles. Such counsel knows of no reason why recognition of such judgment would be deemed or held to the contrary to the relevant foreign jurisdiction's legal system. In addition, enforcement may be refused if the foreign state does not observe reciprocity. Reciprocity is affirmed with regard to decisions of United States courts and of courts of the State of New York. As a general rule it can be stated that decisions of United States courts and of courts of the State of New York are enforceable in the relevant foreign jurisdiction.

                          (iv) The parties to the Loan Agreement will alternatively be able to proceed against the CIA Lender's head office in the relevant foreign jurisdiction, if the CIA Lender defaults in its obligations under the Loan Agreement.]

                 (m) You shall have received evidence satisfactory to you that the Class _ Certificates shall be rated ____ by Moody's Investors Service, Inc. and ____ by Standard & Poor's Ratings Services and that the Class _ Certificates shall be rated no lower than __ by Moody's Investors Service, Inc. and no lower than __ by Standard & Poor's Ratings Services.

                 The Bank will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

         7. Indemnification and Contribution. (a) The Bank will indemnify and hold harmless the Underwriter[s] against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein r necessary to make the statements therein not misleading, and will reimburse the Underwriter[s] for any legal or other expenses reasonably incurred by the Underwriter[s] in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Bank by the Underwriter[s] specifically for use therein.

                 (b) The Underwriter[s] agree [,severally and not jointly,] to indemnify and hold harmless the Bank against any losses, claims, damages or liabilities to which the Bank may become subject, under the Act or otherwise and will reimburse any legal or other expenses reasonably incurred by the Bank in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Bank by the Underwriter[s] specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Bank in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                 (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                 (d) If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriter[s] on the other from the offering of the Class _ Certificates, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and the Underwriter[s] on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the Underwriter[s] on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Class _ Certificates received by the Bank bear to the total underwriting discounts and commissions received by the Underwriter[s] with respect to the Class _ Certificates. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or the Underwriter[s] and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission with respect to the Class _ Certificates. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subdivision (d), the Underwriter[s] shall not be required to contribute any amount in excess of the amount by which the total price at which the Class _ Certificates underwritten by the Underwriter[s] and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter[s] have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission with respect to the Class _ Certificates. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) The obligations of the Bank under this Section shall be in addition to any liability which the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter[s] within the meaning of the Act; and the obligations of the Underwriter[s] under this section shall be in addition to any liability which the Underwriter[s] may otherwise have and shall extend, upon the same terms and conditions, to each director of the Bank, to each officer of the Bank who has signed the Registration Statement and to each person, if any, who controls the Bank within the meaning of the Act.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Bank or their officers and of the Underwriter[s] set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter[s], the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class _ Certificates. If this Agreement is terminated or if for any reason other than default by the Underwriter[s] the purchase of the Class _ Certificates by the Underwriter[s] is not consummated, the Bank shall remain responsible for the expenses to be paid by it pursuant to Section 5 and the respective obligations of the Bank and the Underwriter[s] pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Class _Certificates by the Underwriter[s] is not consummated other than solely because of the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Bank will reimburse the Underwriter[s] for all out-of-pocket expenses reasonably incurred by them in connection with the offering of the Class _ Certificates.

         9. Computational Materials and ABS Term Sheets. (a) Each Underwriter agrees to provide to the Bank, not less than two Business Days prior to the date on which the Bank is required to file the Prospectus Supplement pursuant to Rule 424(b), any information used by it (in such written or electronic format as required by the Bank) with respect to the offering of the Class _ Certificates that constitutes "Computational Materials," as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to registrants, issuers and underwriters by the Commission's response to the request of the Public Securities Association dated May 27, 1994 (the "Kidder/PSA Letter")), that is not contained in the Prospectus (without taking into account information incorporated therein by reference).

                 (b) Each Underwriter agrees to provide to the Bank, not less than two Business Days prior to the date on which the Bank is required to file the Prospectus Supplement pursuant to Rule 424(b), any information used by it (in such written or electronic format as required by the Bank) with respect to the offering of the Class _ Certificates that constitutes "ABS Term Sheets", as defined in the Commission's No-Action Letter, dated February 17, 1995, addressed to the Public Securities Association, that is not contained in the Prospectus (without taking into account information incorporated therein by reference).

                 (c) Each Underwriter severally agrees, assuming all information provided by the Bank is accurate and complete in all material respects, to indemnify and hold harmless the Bank, each of the officers and directors of the Bank and each person who controls the Bank within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials or ABS Term Sheets, if any, provided by the Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this Section 9(c) shall be in addition to any liability that the Underwriter may otherwise have.

                 The procedures set forth in Sections 7(c) and 7(d) shall be equally applicable to this Section 9(c).

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriter[s], will be mailed, delivered or telegraphed and confirmed to:

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         12. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         13. Financial Services Act. Each Underwriter represents and warrants to, and agrees with, the Bank that (w) it has complied and shall comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Class _ Certificates in, from or otherwise involving the United Kingdom; (x) it has only issued or passed on and shall only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class _ Certificates to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or who is a person to whom the document may otherwise lawfully be issued or passed on; (y) it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any Class _ Certificate to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

         If you are in agreement with the foregoing, please sign two counterparts hereof and return one to the Bank whereupon this letter and your acceptance shall become a binding agreement among the Bank and the Underwriter[s].

                                    Very truly yours,

                                    FLEET BANK (RI),
                                    NATIONAL ASSOCIATION


                                    By
                                      --------------------------
                                      Name:
                                      Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof



 as [Representative of the]
 Underwriter[s] set forth herein


By
  --------------------------
  Name:
  Title:

                                   SCHEDULE A




                            Class _ Certificates
                            --------------------

                                                     Principal Amount of
 Underwriters                                        Class _ Certificates
 ------------                                        --------------------


